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                                                                Exhibit 99(j)(1)

                          INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of the
American Independence Funds Trust:


We consent to use of our report dated December 23, 2003 for the American Independence Funds Trust - Money Market Fund, UltraShort Bond Fund, Intermediate Bond Fund, Stock Fund, International Multi-Manager Stock Fund, and Kansas Tax-Exempt Bond Fund incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, included herein.


Columbus, Ohio
February 26, 2004

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                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees of the
American Independence Funds Trust:


We consent to use of our report dated December 23, 2003 for the American Independence Funds Trust - NestEgg 2010 Fund, NestEgg 2020 Fund, NestEgg 2030 Fund, NestEgg 2040 Fund, and NestEgg Capital Preservation Fund incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, included herein.


Columbus, Ohio
February 26, 2004